Exhibit 99.1

July 2, 2019

Gardner Denver Announces Amendment to Credit Agreement
Amendment Extends, Increases and Reprices Capacity Under Revolving Credit Facility

Milwaukee, WI (July 2, 2019) -- Gardner Denver Holdings, Inc. (“Gardner Denver” or the “Company”) (NYSE: GDI) announced that on June 28, 2019, it entered into an amendment to its existing credit agreement that extended, increased and repriced the borrowing capacity under its revolving credit facility.

The amendment refinances the previously existing senior secured revolving credit facility with a replacement $1 billion senior secured revolving credit facility.  The availability under the replacement facility is limited to $450 million until the closing of the Company’s pending transaction (the “Transaction”) with Ingersoll-Rand plc. (and will be permanently reduced to $450 million if the Transaction is not completed).

The amendment also, among other things, lowers the applicable interest rate for revolving loans under the facility (the initial applicable margin is now 2.25% for LIBOR loans and 1.25% for base rate loans); extends the maturity of the facility to June 2024; and provides for up to $200 million (and, following the completion of the Transaction, $400 million) to be available for the purpose of issuing letters of credit.  In addition, the amendment transfers the roles of Administrative Agent, Collateral Agent and Swingline Lender under the credit agreement to Citibank, N.A.

This description of the amendment is only a summary, and is qualified in its entirety by reference to the complete amendment, a copy of which will be filed today with the Securities and Exchange Commission (“SEC”) as an exhibit to a Current Report on Form 8-K.

About Gardner Denver

Gardner Denver is a leading global provider of mission-critical flow control and compression equipment and associated aftermarket parts, consumables and services, which it sells across multiple attractive end-markets within the industrial, energy and medical industries.  Its broad and complete range of compressor, pump, vacuum and blower products and services, along with its application expertise and over 155 years of engineering heritage, allows Gardner Denver to provide differentiated product and service offerings for its customers’ specific uses.  Gardner Denver supports its customers through its global geographic footprint of 41 key manufacturing facilities, more than 30 complementary service and repair centers across six continents, and approximately 6,700 employees world-wide.

Gardner Denver uses its website www.gardnerdenver.com as a channel of distribution of Company information. Financial and other important information regarding the Company is routinely accessible through and posted on its website.  Accordingly, investors should monitor Gardner Denver’s website, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts.  In addition, you may automatically receive e-mail alerts and other information about Gardner Denver when you enroll your e-mail address by visiting the “Email Alerts” section of Gardner Denver’s website at http://investors.gardnerdenver.com.

Additional Information and Where to Find It

In connection with the proposed transaction among the Company, Ingersoll Rand, Ingersoll-Rand U.S. HoldCo, Inc., a Delaware corporation and newly-formed wholly-owned indirect subsidiary of Ingersoll Rand (“Ingersoll Rand Industrial”), and Charm Merger Sub Inc., a Delaware corporation and newly-formed, wholly-owned subsidiary of the Company, the Company and Ingersoll-Rand Industrial will file registration statements with the SEC registering shares of the Company’s common stock and Ingersoll Rand Industrial common stock in connection with the proposed transaction. The Company will also file a proxy statement, which will be sent to the Company’s stockholders in connection with their vote required in connection with the proposed transaction. If the transaction is effected in whole or in part via an exchange offer, Ingersoll Rand will also file with the SEC a Schedule TO with respect thereto. Ingersoll Rand shareholders are urged to read the prospectus and/or information statement that will be included in the registration statements and any other relevant documents when they become available, and the Company’s stockholders are urged to read the proxy statement and any other relevant documents when they become available, because they will contain important information about the Company, Ingersoll Rand Industrial and the proposed transaction. The proxy statement, prospectus and/or information statement and other documents relating to the proposed transaction (when they become available) can be obtained free of charge from the SEC’s website at www.sec.gov. The proxy statement, prospectus and/or information statement and other documents (when they are available) will also be available free of charge on Ingersoll Rand’s website at http://ir.ingersollrand.com/investors/ or on the Company’s website at https://investors.gardnerdenver.com/.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

This press release is not a solicitation of a proxy from any security holder of the Company. However, Ingersoll Rand, the Company and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Ingersoll Rand may be found in its Annual Report on Form 10-K filed with the SEC on February 12, 2019 and its definitive proxy statement relating to its 2019 Annual Meeting of Shareholders filed with the SEC on April 23, 2019. Information about the directors and executive officers of the Company may be found in its Annual Report on Form 10-K filed with the SEC on February 27, 2019, and its definitive proxy statement relating to its 2019 Annual Meeting of Stockholders filed with the SEC on March 26, 2019.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the Company’s expectations regarding the amendment to the Company’s existing credit agreement, the Company’s proposed transaction with Ingersoll Rand, the performance of the Company’s business, the Company’s financial results, the Company’s liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including the risk that the proposed transaction between the Company and Ingersoll Rand may not be completed on the terms or in the time frame expected by the Company, or at all, macroeconomic factors beyond the Company’s control, risks of doing business outside the United States, the Company’s dependence on the level of activity in the energy industry, potential governmental regulations restricting the use of hydraulic fracturing, raw material costs and availability, the risk of a loss or reduction of business with key customers or consolidation or the vertical integration of the Company’s customer base, loss of or disruption in the Company’s distribution network, the risk that ongoing and expected restructuring plans may not be as effective as the Company anticipates, and the Company’s substantial indebtedness. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” in the Company’s most recent annual report on form 10-K filed with the SEC, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contact

Gardner Denver Holdings, Inc.
Investor Relations Contact
Vikram Kini
(414) 212-4753
vikram.kini@gardnerdenver.com